                                                                    Exhibit 99.1


(FELCOR LODGING TRUST LOGO)     FelCor Lodging Trust Incorporated
                                545 E. John Carpenter Freeway, Suite 1300
                                Irving, Texas 75062-3933
                                P 972.444.4900          F 972.444.4949
                                www.felcor.com  NYSE: FCH


FOR IMMEDIATE RELEASE:

                           FELCOR REPORTS 2003 RESULTS
                  o JANUARY 2004 REVPAR INCREASES 1.8 PERCENT

         IRVING, TEXAS...FEBRUARY 4, 2004 - FelCor Lodging Trust Incorporated (NYSE: FCH), the nation's second largest hotel real estate investment trust
(REIT), today reported operating results for the fourth quarter and year ended December 31, 2003.

FOURTH QUARTER RESULTS:

         FelCor's fourth quarter revenues from continuing operations were $292 million in both 2003 and 2002. The Company's fourth quarter hotel portfolio revenue per available room (RevPAR) from continuing operations declined 1.7 percent, compared to fourth quarter of 2002. For the quarter, occupancy increased 0.6 percent, to 58.6 percent, and hotel average daily rate (ADR) decreased 2.3 percent, to $94.02, compared to the same quarter in 2002. For the two most recent consecutive quarters, FelCor's hotel portfolio had occupancy improvement, compared to the same periods in the prior year.

         The decline in RevPAR and its effects on revenues during 2003 was offset by the inclusion in revenues of $5 million from consolidating the Interstate Hotels & Resorts joint venture and the operating results of its eight hotels that were accounted for by the equity method until June 2003.

         The operating margin from continuing operations of FelCor's hotels during the fourth quarter 2003 was 25.1 percent, which represents a 310 basis point decrease compared to the same period of 2002. The continued deterioration in operating margins principally resulted from the $2.22, or 2.3 percent, decline in ADR, partially offset by slightly higher occupancies. In addition, health and workers compensation insurance put additional pressure on FelCor's operating margins, compared to the same period in 2002.

         FelCor's net loss applicable to common stockholders for the fourth quarter of 2003 was $150 million, or a net loss of $2.55 per share. This is compared to the prior year fourth quarter net loss of $185 million, or $3.17 per share. The fourth quarter 2003 loss included an impairment loss of $123 million, or $1.99 per share. The fourth quarter loss in 2002 included an impairment loss of $158 million and a $3 million charge-off of deferred debt costs, which had a combined $161 million, or $2.60 per share impact.

         In accordance with the Securities and Exchange Commission's (SEC) guidance on non-GAAP financial measures, Funds From Operations (FFO) and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) have not been adjusted to add back the impairment charges and the charge-off of deferred debt costs. Accompanying this press release is a discussion of the non-GAAP financial measures, FFO and EBITDA, and a reconciliation of these measures to the Company's net loss.

         FFO for the fourth quarter of 2003 was a loss of $128 million, compared to the fourth quarter of 2002 loss of $154 million. FFO per share for the fourth quarter of 2003 was a loss of $2.06 (including a $1.99 per share impairment loss), compared to a FFO per share loss of $2.49 during the same period of 2002 (including $2.60 per share resulting from an impairment loss and the charge-off of deferred debt costs).


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

FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 2

         EBITDA for fourth quarter 2003 reflected a loss of $76 million (including a $123 million impairment loss), compared to a 2002 fourth quarter EBITDA loss of $103 million (including $161 million related to an impairment loss and the charge-off of deferred debt costs).

         The fourth quarter 2003 operating results (before impairment losses) were consistent with the low end of the Company's previously provided guidance of an FFO loss of $0.07 per share and EBITDA of $47 million.

         Consistent with FelCor's strategic objective to improve its portfolio quality, the Company identified seven additional hotels for sale during the fourth quarter of 2003. The fourth quarter 2003 impairment charge principally resulted from FelCor's decision to sell these non-strategic hotels and reflects the difference between book value and the estimated current fair market value of these hotels.

         Of the Company's 161 consolidated hotels, 35 hotels (including two in discontinued operations) have been identified as non-strategic. FelCor expects to sell these non-strategic hotels over the next 24 months with sales proceeds expected to be approximately $250 million. During 2003, the Company disposed of 16 non-strategic hotels and has designated two hotels as held for sale. The operating results of these 18 hotels are included in discontinued operations for 2003 and 2002. Disposition proceeds from the 16 non-strategic hotels and two parking garages sold during 2003 totaled approximately $125 million.

         "We continue to focus on our strategy to sell non-strategic hotels in our portfolio and on future acquisitions in low supply-growth markets," said Thomas J. Corcoran, Jr., FelCor's President and CEO. "We believe the worst is over following three tough years for our industry. We are optimistic that we are in the early stages of a recovery and that the positive signs will continue and pricing power will return. FelCor is well positioned for the recovery."

FULL YEAR 2003 RESULTS:

         FelCor's revenues from continuing operations for the full year 2003 were $1.2 billion, which reflected a decline of 3.4 percent, compared to 2002. The decline in revenue principally resulted from a 4.4 percent decline in hotel portfolio RevPAR, compared to full year 2002. Occupancy decreased 0.6 percent, to 62.4 percent, and ADR decreased 3.8 percent, to $94.92, compared to 2002.

         The revenue decrease related to the RevPAR decline during 2003 was partially offset by $13 million of increased revenues from consolidating the Interstate Hotels & Resorts joint venture and the operating results of its eight hotels in June 2003, that were accounted for by the equity method, and the added revenues of two hotels acquired in the third quarter of 2002.

         The operating margin from continuing operations of FelCor's hotels during 2003 was 28.9 percent, this represents a 380 basis point decrease compared to 2002. The 2003 decrease in operating margin principally resulted from the $3.78, or 3.8 percent decline in ADR during the year. In addition, health and workers compensation insurance, and energy costs, put additional pressure on FelCor's operating margins, compared to 2002.


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
FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 3


         FelCor's net loss applicable to common stockholders for 2003 was $337 million, or a net loss of $5.75 per share. This is compared to the prior year net loss of $205 million, or $3.78 per share. The loss in 2003 included net charges of $245 million, or $3.95 per share, resulting from an impairment loss of $244 million, a charge-off of deferred debt costs of $3 million and a gain on early extinguishment of debt of $2 million. The loss in 2002 included net charges of $162 million, or $2.63 per share, resulting from an impairment loss of $158 million, a $3 million charge-off of deferred debt costs, and $2 million of abandoned project costs.

         In accordance with the SEC's guidance on non-GAAP financial measures, FFO and EBITDA have not been adjusted to add back the impairment charges, the charge-off of deferred debt costs, abandoned project costs or the gain on early extinguishment of debt.

          FFO for 2003 was a loss of $207 million, compared to the 2002 loss of $60 million. FFO per share for 2003 was a loss of $3.35 (including $3.95 per share resulting from impairment losses, charge-off of deferred debt costs and gain on early extinguishment of debt), compared to an FFO per share loss of $0.97 during the same period of 2002 (including $2.63 per share resulting from impairment losses, charge-off of deferred debt costs and abandoned project costs).

         EBITDA for 2003 reflected a loss of $3 million (including net charges of $245 million resulting from impairment losses, charge-off of deferred debt costs and gain on early extinguishment of debt), compared to a 2002 EBITDA of $144 million (including net charges of $162 million resulting from impairment losses, charge-off of deferred debt costs and abandoned project costs).

         The impairment losses in 2003 and 2002 principally resulted from the Company's decision to sell non-strategic hotels and reflect the difference between book value and the current estimated fair market value of these hotels. After the completion of a comprehensive review of FelCor's investment strategy and its portfolio, the Company refined its investment strategy and decided to sell smaller hotels in secondary and tertiary markets, emphasize the acquisition of hotels in the upper upscale segment in low supply growth markets, and better diversify its portfolio by geographic market and brand.

         The 33 non-strategic hotels, included in continuing operations, represent 20 percent of the rooms in FelCor's hotel portfolio, but less than nine percent of FelCor's consolidated hotel operating profit. The 2003 operating margin for these 33 non-strategic hotels was 17.9 percent, compared to 30.6 percent for the core portfolio.

CAPITAL STRUCTURE:

         At December 31, 2003, FelCor had $246 million in cash and cash equivalents and $2.04 billion of debt outstanding. FelCor had no outstanding borrowings under its secured debt facility, under which it currently has $174 million of available borrowing capacity, or its $50 million unsecured line of credit. The weighted average life of FelCor's debt is five years. During 2004, debt maturities total $175 million, and there will be $17 million of additional recurring principal payments.

         "Our liquidity position is strong, with excess cash and available capacity under our secured debt facility, which more than covers FelCor's October 2004 senior note maturity," said Richard J. O'Brien, FelCor's Executive Vice President and Chief Financial Officer. "In addition, the Company has four hotels under sale contracts, with hard money deposits, and we anticipate $30 million in sales proceeds over the next 90 days."


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
FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 4


2004 GUIDANCE:

         For the first quarter of 2004, FelCor currently anticipates its portfolio RevPAR will be 1.5 to 2.5 percent above the comparable period of the prior year. The Company expects to realize proceeds from the sale of approximately $30 million related to four non-strategic hotels with hard money deposits. FelCor's RevPAR for the month of January increased approximately 1.8 percent, compared to January of 2003. FelCor currently anticipates that for the full year 2004:

         o Hotel portfolio RevPAR will increase approximately three to four percent.

         o        Operating margins will have a flow-through in 2004 of 1.4 to
                  1.6 times.

         o It will realize a third-quarter development gain of approximately $8 million upon the completion and sale of a 251-unit residential condominium development project known as "Margate," in Myrtle Beach, South Carolina.

         o Its capital expenditures will be within the range of $75 to $100 million.

         o FFO per share will be within the range of $0.76 to $0.86 per share and EBITDA will be within the range of $249 to $255 million, excluding any transaction gains or losses.

         FelCor has published its Supplemental Information for the Three Months and Year Ended December 31, 2003, which provides additional corporate data, financial highlights and portfolio statistical data. Investors are encouraged to access the Supplemental Information on the Company's website at www.felcor.com, on its Investor Relations page in the "Financial Reports" section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Director of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

         FelCor is the nation's second largest lodging REIT and the largest owner of full service, all-suite hotels. FelCor's consolidated portfolio is comprised of 161 hotels, located in 33 states and Canada. FelCor owns 71 upscale, all-suite hotels, and is the owner of the largest number of Embassy Suites Hotels(R) and Doubletree Guest Suites(R) hotels in the U.S. FelCor's portfolio also includes 77 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.1 billion. Additional information can be found on the Company's Web site at www.felcor.com.

          FelCor invites you to listen to its fourth quarter 2003 conference call on Thursday, February 5, 2004, at 10:00 a.m. (Central Standard Time). The conference call will be webcast simultaneously via FelCor's website at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor's website and click on the conference call microphone icon on either the Investor Relations or FelCor News pages. In addition, a phone replay will be available from Thursday, February 5, 2004, at 12:00 p.m. (Central Standard Time), through Friday, February 28, 2004, at 7:00 p.m. (Central Standard Time), by dialing 416-695-5795 (access code is 2041). A recording of the call also will be archived and available at www.felcor.com.


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
FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 5


          With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the timing and magnitude of the currently expected recovery in the economy, the realization of anticipated job growth, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased security precautions, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO               (972) 444-4901    tcorcoran@felcor.com
Richard J. O'Brien, Executive Vice President and CFO     (972) 444-4932    robrien@felcor.com
Monica L. Hildebrand, Vice President of Communications   (972) 444-4917    mhildebrand@felcor.com
Stephen A. Schafer, Director of Investor Relations       (972) 444-4912    sschafer@felcor.com


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
FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 6


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                       THREE MONTHS                       YEAR ENDED
                                                                    ENDED DECEMBER 31,                   DECEMBER 31,
                                                               ----------------------------      ----------------------------
                                                                   2003             2002             2003             2002
                                                               -----------      -----------      -----------      -----------
Revenues:
   Hotel operating revenue:
     Room ................................................     $   224,646      $   223,382      $   947,254      $   979,830
     Food and beverage ...................................          52,162           53,007          188,582          195,991
     Other operating departments .........................          14,927           15,402           63,003           64,718
   Retail space rental and other revenue .................             148              195            1,022            1,646
                                                               -----------      -----------      -----------      -----------
         Total revenues ..................................     $   291,883      $   291,986      $ 1,199,861      $ 1,242,185
                                                               -----------      -----------      -----------      -----------

Expenses:
   Hotel departmental expenses:
     Room ................................................          64,700           60,156          255,102          249,120
     Food and beverage ...................................          41,390           40,868          150,975          153,123
     Other operating departments .........................           7,355            7,492           30,011           29,913
   Other property related costs ..........................          89,677           85,651          353,293          339,811
   Management and franchise fees .........................          15,322           15,215           63,113           63,350
   Taxes, insurance and lease expense ....................          28,564           29,605          125,328          127,279
   Abandoned projects ....................................              --               --               --            1,663
   Corporate expenses ....................................           3,808            3,463           14,266           13,756
   Depreciation ..........................................          31,037           35,902          134,883          143,978
                                                               -----------      -----------      -----------      -----------
         Total operating expenses ........................         281,853          278,352        1,126,971        1,121,993
                                                               -----------      -----------      -----------      -----------

 Operating income ........................................          10,030           13,634           72,890          120,192
   Interest expense, net .................................         (42,026)         (40,385)        (165,314)        (162,786)
   Charge-off of debt related costs ......................              --           (3,222)          (2,834)          (3,222)
   Gain on early extinguishment of debt ..................              --               --              331               --
   Impairment loss .......................................        (124,686)         (70,168)        (224,583)         (70,168)
                                                               -----------      -----------      -----------      -----------

Loss before equity in income from
      unconsolidated entities, minority interests and
      gain on sale of assets .............................        (156,682)        (100,141)        (319,510)        (115,984)
   Equity in income from unconsolidated entities .........             118          (13,943)           2,370          (10,127)
   Gain on sale of assets ................................             178               --              284            5,861
   Minority interests ....................................          10,266            6,086           19,908            8,861
                                                               -----------      -----------      -----------      -----------
 Loss from continuing operations .........................        (146,120)        (107,998)        (296,948)        (111,389)
   Discontinued operations ...............................           3,187          (70,358)         (13,196)         (67,192)
                                                               -----------      -----------      -----------      -----------
Net loss .................................................        (142,933)        (178,356)        (310,144)        (178,581)
   Preferred dividends ...................................          (6,727)          (6,727)         (26,908)         (26,292)
                                                               -----------      -----------      -----------      -----------
Net loss applicable to common stockholders ...............     $  (149,660)     $  (185,083)     $  (337,052)     $  (204,873)
                                                               ===========      ===========      ===========      ===========

Basic and diluted per common share data:
   Net loss from continuing operations ...................     $     (2.60)     $     (1.96)     $     (5.52)     $     (2.54)
                                                               ===========      ===========      ===========      ===========
   Net loss ..............................................     $     (2.55)     $     (3.17)     $     (5.75)     $     (3.78)
                                                               ===========      ===========      ===========      ===========
   Weighted average common shares outstanding ............          58,801           58,450           58,657           54,173
                                                               ===========      ===========      ===========      ===========


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

FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 7


                             DISCONTINUED OPERATIONS
                                 (in thousands)

Condensed financial information for the 18 hotels included in discontinued operations is as follows:

                                                         THREE MONTHS ENDED            YEAR ENDED
                                                            DECEMBER 31,               DECEMBER 31,
                                                       ----------------------      ----------------------
                                                         2003          2002          2003          2002
                                                       --------      --------      --------      --------
Hotel operating revenue ..........................     $  4,693      $ 17,855      $ 58,206      $ 75,774
Hotel operating expenses .........................        4,303        17,870        54,314        71,502
                                                       --------      --------      --------      --------
Operating income .................................          390           (15)        3,892         4,272
Direct interest costs, net .......................           --          (364)         (498)       (1,508)
Impairment loss ..................................         (297)      (73,917)      (20,926)      (73,917)
Gain on the early extinguishment of debt .........           --            --         1,280            --
Gain on disposition ..............................        3,258            --         2,376           200
Minority interest ................................         (164)        3,938           680         3,761
                                                       --------      --------      --------      --------
Income (loss) from discontinued operations .......     $  3,187      $(70,358)     $(13,196)     $(67,192)
                                                       ========      ========      ========      ========

                           SELECTED BALANCE SHEET DATA
                                 (in thousands)

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                  2003             2002
                                                               -----------      -----------
Investment in hotels .....................................     $ 3,989,964      $ 4,255,618
Accumulated depreciation .................................        (886,168)        (782,166)
                                                               -----------      -----------
Investment in hotels, net of accumulated depreciation ....     $ 3,103,796      $ 3,473,452
                                                               ===========      ===========

Total cash and cash equivalents ..........................     $   246,036      $    66,542
                                                               ===========      ===========
Total assets .............................................     $ 3,590,893      $ 3,780,363
                                                               ===========      ===========
Total debt ...............................................     $ 2,037,355      $ 1,877,134
                                                               ===========      ===========
Total stockholders' equity ...............................     $ 1,296,272      $ 1,616,817
                                                               ===========      ===========


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
FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 8

                        RECONCILIATION OF NET LOSS TO FFO
                      (in thousands, except per share data)

                                                                         THREE MONTHS ENDED DECEMBER 31,
                                                   --------------------------------------------------------------------------------
                                                                   2003                                         2002
                                                   -------------------------------------      -------------------------------------
                                                                               PER SHARE                                  PER SHARE
                                                    DOLLARS         SHARES      AMOUNT         DOLLARS         SHARES      AMOUNT
                                                   ---------        ------     ---------      ---------        ------     ---------
NET LOSS .....................................     $(142,933)       58,801     $   (2.43)     $(178,356)       58,450     $   (3.05)
   Depreciation from continuing operations ...        31,037                        0.58         35,902                        0.61
   Depreciation from unconsolidated
      entities and discontinued operations ...         2,153                        0.04          5,699                        0.10
   Gain on sale of assets ....................        (3,444)                      (0.06)            --                          --
   Preferred dividends .......................        (6,727)                      (0.12)        (6,727)                      (0.12)
   Minority interest in FelCor LP ............        (7,712)        3,050         (0.07)       (10,358)        3,290         (0.03)
                                                   ---------        ------     ---------      ---------        ------     ---------
FFO ..........................................     $(127,626)       61,851     $   (2.06)     $(153,840)       61,740     $   (2.49)
                                                   =========        ======     =========      =========        ======     =========

                                                                             YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------------------------------------------
                                                                   2003                                        2002
                                                   -------------------------------------      -------------------------------------
                                                                               PER SHARE                                  PER SHARE
                                                    DOLLARS        SHARES       AMOUNT         DOLLARS        SHARES        AMOUNT
                                                   ---------      --------     ---------      ---------      --------     ---------
NET LOSS .....................................     $(310,144)       58,657     $   (5.29)     $(178,581)       54,173     $   (3.29)
   Depreciation from continuing operations ...       134,883                        2.30        143,978                        2.66
   Depreciation from unconsolidated
      entities and discontinued operations ...        15,152                        0.26         20,455                        0.38
   Gain on sale of assets ....................        (2,668)                      (0.05)        (5,861)                      (0.11)
   Preferred dividends .......................       (26,908)                      (0.46)       (26,292)                      (0.49)
   Minority interest in FelCor LP ............       (17,777)        3,188         (0.11)       (13,717)        7,564         (0.12)
                                                   ---------      --------     ---------      ---------      --------     ---------
FFO ..........................................     $(207,462)       61,845     $   (3.35)     $ (60,018)       61,737     $   (0.97)
                                                   =========      ========     =========      =========      ========     =========

Consistent with SEC guidance, FFO has not been adjusted for the following amounts included in net loss (in thousands):

                                                        THREE MONTHS ENDED                 YEAR ENDED
                                                            DECEMBER 31,                  DECEMBER 31,
                                                      ------------------------      ------------------------
                                                        2003           2002           2003           2002
                                                      ---------      ---------      ---------      ---------
Impairment loss .................................     $(124,983)     $(157,505)     $(245,509)     $(157,505)
Minority interest share of impairment loss ......         1,770             --          1,770             --
Charge-off of deferred debt costs ...............            --         (3,222)        (2,834)        (3,222)
Gain on early extinguishment of debt ............            --             --          1,611             --
Abandoned projects ..............................            --             --             --         (1,663)
                                                      ---------      ---------      ---------      ---------
                                                      $(123,213)     $(160,727)     $(244,962)     $(162,390)
                                                      =========      =========      =========      =========

Per share amounts ...............................     $   (1.99)     $   (2.60)     $   (3.95)     $   (2.63)
                                                      =========      =========      =========      =========


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

FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 9

                      RECONCILIATION OF NET LOSS TO EBITDA
                                 (in thousands)

                                                                 THREE MONTHS ENDED                  YEAR ENDED
                                                                     DECEMBER 31,                   DECEMBER 31,
                                                               ------------------------      ------------------------
                                                                  2003           2002           2003           2002
                                                               ---------      ---------      ---------      ---------
NET LOSS .................................................     $(142,933)     $(178,356)     $(310,144)     $(178,581)
    Depreciation from continuing operations ..............        31,037         35,902        134,883        143,978
    Depreciation from unconsolidated entities and
       discontinued operations ...........................         2,153          5,699         15,152         20,455
    Gain on sale of assets ...............................        (3,444)            --         (2,668)        (5,861)
    Minority interest in FelCor Lodging LP. ..............        (7,712)       (10,358)       (17,777)       (13,717)
    Interest expense .....................................        42,871         40,766        167,581        164,917
    Interest expense from unconsolidated entities and
       discontinued operations ...........................         1,294          2,743          7,563         10,884
    Amortization expense .................................           565            527          2,210          2,088
                                                               ---------      ---------      ---------      ---------
EBITDA ...................................................     $ (76,169)     $(103,077)     $  (3,200)     $ 144,163
                                                               =========      =========      =========      =========

Consistent with SEC guidance, EBITDA has not been adjusted for the following amounts included in net loss (in thousands):

                                                        THREE MONTHS ENDED                YEAR ENDED
                                                           DECEMBER 31,                  DECEMBER 31,
                                                      ------------------------      ------------------------
                                                        2003           2002           2003           2002
                                                      ---------      ---------      ---------      ---------
Impairment loss .................................     $(124,983)     $(157,505)     $(245,509)     $(157,505)
Minority interest share of impairment loss ......         1,770             --          1,770             --
Charge-off of deferred debt costs ...............            --         (3,222)        (2,834)        (3,222)
Gain on early extinguishment of debt ............            --             --          1,611             --
Abandoned projects ..............................            --             --             --         (1,663)
                                                      ---------      ---------      ---------      ---------
                                                      $(123,213)     $(160,727)     $(244,962)     $(162,390)
                                                      =========      =========      =========      =========

         Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company's operations. We consider Funds From Operations, or FFO, and Earnings Before Interest, Taxes, Depreciation, and Amortization, or EBITDA, to be supplemental measures of a REIT's performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

         The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income or loss (computed in accordance with generally accepted accounting principles), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO and EBITDA are helpful to investors as a supplemental measure of the performance of an equity REIT. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

         FFO and EBITDA should not be considered as an alternative to net income, operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share and EBITDA be considered as a measure of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of amounts that accrue directly to stockholders' benefit.


                                     -more-

FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 10


        RECONCILIATION OF ESTIMATED NET LOSS TO ESTIMATED FFO AND EBITDA
                  (in millions, except per share and unit data)

                                                           FULL YEAR 2004 GUIDANCE
                                            ---------------------------------------------------------
                                                  LOW GUIDANCE                   HIGH GUIDANCE
                                            --------------------------     --------------------------
                                                            PER SHARE                      PER SHARE
                                             DOLLARS        AMOUNT(a)       DOLLARS        AMOUNT (a)
                                            ----------      ----------     ----------      ----------
NET LOSS ..............................     $      (55)     $    (0.93)    $      (49)     $    (0.83)
   Depreciation .......................            133                            133
   Preferred Dividends ................            (27)                           (27)
   Minority interest in FelCor LP. ....             (4)                            (4)
                                            ----------                     ----------
FFO ...................................     $       47      $     0.76     $       53      $     0.86
                                            ==========                     ==========

NET LOSS ..............................     $      (55)                    $      (49)
   Depreciation .......................            133                            133
   Minority interest in FelCor LP. ....             (4)                            (4)
   Interest expense ...................            172                            172
   Amortization expense ...............              3                              3
                                            ----------                     ----------
EBITDA ................................     $      249                     $      255
                                            ==========                     ==========

(a) Weighted average shares are 58.9 million. Adding minority interest and unvested restricted stock of 3.4 million shares to weighted average shares, provides the weighted average shares and units of 62.3 million used to compute FFO per share.


                                     -more-

FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 11


                             HOTEL OPERATING PROFIT
                             (DOLLARS IN THOUSANDS)

                                                       THREE MONTHS                        YEAR ENDED
                                                    ENDED DECEMBER 31,                    DECEMBER 31,
                                              -----------------------------       -----------------------------
                                                 2003              2002              2003              2002
                                              -----------       -----------       -----------       -----------
Total revenue ...........................     $   291,883       $   291,986       $ 1,199,861       $ 1,242,185
Retail space rental and other revenue ...            (148)             (195)           (1,022)           (1,646)
                                              -----------       -----------       -----------       -----------
Hotel revenue ...........................         291,735           291,791         1,198,839         1,240,539
Hotel operating expenses ................        (218,444)         (209,382)         (852,494)         (835,317)
                                              -----------       -----------       -----------       -----------
Hotel operating profit ..................     $    73,291       $    82,409       $   346,345       $   405,222
                                              ===========       ===========       ===========       ===========
Operating margin ........................            25.1%             28.2%             28.9%             32.7%
                                              ===========       ===========       ===========       ===========

                       HOTEL OPERATING EXPENSE COMPOSITION
                             (DOLLARS IN THOUSANDS)

                                                       THREE MONTHS ENDED                   YEAR ENDED
                                                           DECEMBER 31,                     DECEMBER 31,
                                                   ----------------------------      ----------------------------
                                                      2003             2002             2003             2002
                                                   -----------      -----------      -----------      -----------
Hotel departmental expenses:
   Room ......................................     $    64,700      $    60,156      $   255,102      $   249,120
   Food and beverage .........................          41,390           40,868          150,975          153,123
   Other operating departments ...............           7,355            7,492           30,011           29,913

Other property related costs:
   Administrative and general ................          29,477           29,321          116,641          116,073
   Marketing and advertising .................          26,612           24,747          104,507          100,215
   Repairs and maintenance ...................          18,381           16,841           69,171           65,274
   Energy ....................................          15,207           14,742           62,974           58,249
                                                   -----------      -----------      -----------      -----------
     Total other property related costs ......          89,677           85,651          353,293          339,811
Management and franchise fees ................          15,322           15,215           63,113           63,350
                                                   -----------      -----------      -----------      -----------
Hotel operating expenses .....................     $   218,444      $   209,382      $   852,494      $   835,317
                                                   ===========      ===========      ===========      ===========

Reconciliation of total operating expense
   to hotel operating expense:
Total operating expenses .....................     $   281,853      $   278,352      $ 1,126,971      $ 1,121,993
   Taxes, insurance and lease expense ........         (28,564)         (29,605)        (125,328)        (127,279)
   Abandoned projects ........................              --               --               --           (1,663)
   Corporate expenses ........................          (3,808)          (3,463)         (14,266)         (13,756)
   Depreciation ..............................         (31,037)         (35,902)        (134,883)        (143,978)
                                                   -----------      -----------      -----------      -----------
Hotel operating expenses .....................     $   218,444      $   209,382      $   852,494      $   835,317
                                                   ===========      ===========      ===========      ===========

FelCor Lodging Trust 2003 Operating Results
February 4, 2004
Page 12


         Hotel operating profit and operating margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which FelCor's individual hotels and operating managers have direct control. The Company believes that hotel operating profit and operating margin is useful to investors by providing greater transparency with respect to a significant measure used by management in its financial and operational decision-making.



                                       ###